EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-105311, 333-14971, 333-26219, 333-50816, and 333-61835 on Form S-8 and Registration Statement 333-134170 on Form S-3 of United Auto Group, Inc. of our reports dated March 16, 2006, with respect to the consolidated balance sheets of UAG UK Holdings Limited and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of United Auto Group, Inc dated November 29, 2006 (none of the aforementioned financial statements are presented separately herein).

/s/ KPMG Audit Plc

Birmingham, United Kingdom
November 29, 2006